Exhibit 99.1

MoSys Announces Breakthrough Bandwidth Engine™ ICs and Serial Chip-to-Chip Communications Interface for Next Generation Networking Applications

MoSys Expands Business Model to Fabless Semiconductor and IP

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 2, 2010--MoSys, Inc. (NASDAQ: MOSY), a leading provider of differentiated, high-density memory and high-speed interface (I/O) intellectual property (IP), today unveiled a roadmap for its new Bandwidth Engine™ integrated circuit (IC), which will combine MoSys' patented 1T-SRAM® high-density embedded memory with its ultra high-speed 10 Gigabits per second (Gbps) SerDes interface (I/O) technology and an arithmetic logic unit (ALU). MoSys' Bandwidth Engine promises to deliver unparalleled bandwidth performance in next-generation networking systems for storing, manipulating and accessing packets, control information and statistics at breakthrough rates. In conjunction with the announcement of this new product initiative, MoSys also today announced the expansion of its overall business model to become a fabless semiconductor company supplying high-performance ICs, in addition to differentiated IP.

For the past several years, processor performance in applications such as computing and networking has continued to nearly double every 18 months. During the same period, the performance of memory technology has not kept pace, creating a significant barrier to improving overall system performance. The Bandwidth Engine family of ICs represents a breakthrough for next-generation networking systems. The combination of the high-speed random access of a 1T-SRAM memory core with a serial I/O operating at 10 Gbps will enable a Bandwidth Engine device to provide up to two billion accesses per second, over twice the performance of designs utilizing memory technologies. To further boost system performance, the on-chip ALU will allow macro functions to be performed within the Bandwidth Engine, reducing iterations between the other packet processing ICs and a Bandwidth Engine.

MoSys expects the Bandwidth Engine to enable up to four times the throughput, two to four times the density, up to 40 percent lower power and system cost savings of up to 50 percent compared with today’s alternative solutions. MoSys expects to offer samples of the first Bandwidth Engine ICs in late 2010, with production quantities available in the second quarter of 2011.

Complementary to Bandwidth Engine, MoSys is also introducing the GigaChip™ Interface, an open, CEI-11 compatible chip-to-chip interface to enable highly efficient serial chip-to-chip communications in high-speed networking systems. The Bandwidth engine ICs will feature the easily-implemented GigaChip Interface, which will be designed to achieve 90 percent payload bandwidth efficiency. MoSys is currently working with partner companies to create an ecosystem that will support the GigaChip Interface. More information about this open interface will be available in the weeks and months ahead.

“When I returned to MoSys in late 2007, it became clear to me that our 1T-SRAM, with its advantages of up to three times the density of traditional SRAM technology, fast random access and high reliability, is a perfect solution to address the need for a dramatic increase in bandwidth in next generation switching and routing applications,” said Len Perham, President and CEO of MoSys, Inc. “However, it was also clear that increasing bandwidth performance would require a new generation of high speed serial I/Os. The potential of such a solution was so great that it led to our acquisition of Prism Circuits last year, which, in addition to expanding the available market in our IP business, also brought MoSys the world class I/O engineering team and the SerDes technology required to support the Bandwidth Engine family of products today and into the future.

“I believe that becoming a fabless semiconductor company will substantially strengthen our competitive position and dramatically increase our total available market. We estimate that the annual market for our Bandwidth Engine family of products will be substantial and will provide a strong foundation for long-term growth and value creation at MoSys. We remain firmly committed to our IP business and believe that it will contribute significantly to our growth, as differentiated IP is highly synergistic with our future semiconductor product plans. We plan to continue to deliver differentiated IP to the market in the form of IP blocks that customers can integrate into their SoCs.”

MoSys will formally announce its Bandwidth Engine, the GigaChip Interface and its expanded business model at a press conference on February 2, 2010, at 9 a.m. PST in Santa Clara, California. The press conference will be webcast live and a replay will be made available after the event on the MoSys website. A link to the webcast is available at http://www.mosys.com/investors.php?page=pressRoom.

Forward-Looking Statements

This press release may contain “forward-looking statements” about MoSys, including, without limitation, expected benefits of the Bandwidth Engine ICs, product development and timing of shipments of Bandwidth Engine ICs, the capabilities and adoption of the GigaChip Interface, anticipated benefits and performance results expected from the use of MoSys’ embedded memory technologies and ICs, market size, growth of MoSys’ business and its future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to:

  customer acceptance of the Bandwidth Engine IC;
  difficulties and delays in the development, production, testing and marketing of the Bandwidth Engine ICs;
  the anticipated costs and technological risks of developing and bringing ICs to market;
  the willingness of our manufacturing partners to assist successfully with the fabrication of Bandwidth Engine ICs;
  the availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our ability to generate the desired gross margin percentages and return on our product development investment;
  competition for our Bandwidth Engine ICs from established IC suppliers;
  the adequacy of our intellectual property protection for our proprietary IC designs and technologies;
  the vigor and growth of markets served by licensees, customers and prospects and of the operations of MoSys;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;

and other risks identified in MoSys’ most recent reports on forms 10-Q and 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) develops serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs. MoSys’ IP portfolio includes DDR3 PHYs and SerDes IP that support data rates from 1 - 11 Gigabits per second (Gbps) across a variety of standards. In addition, MoSys offers its flagship, patented 1T-SRAM® and 1T-Flash® memory cores, which offer a combination of high-density, low power consumption, high speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys IP is production-proven in more than 225 million devices. MoSys is headquartered in Sunnyvale, California. More information is available on MoSys' website at www.mosys.com.

MoSys, 1T-SRAM and 1T-Flash are registered trademarks of MoSys, Inc. The MoSys logo, Bandwidth Engine, GigaChip and the GigaChip logo are trademarks of MoSys, Inc. All other marks mentioned herein are the intellectual property of their respective owners.

CONTACT:
MoSys, Inc.
Kristine Perham, 408-731-1804
kperham@mosys.com